UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

CELEXUS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

8275 S. Eastern Ave. Suite 200 Las Vegas, NV	88123
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2019, Celexus, Inc. (the “Company”) and its affiliate, Bio Distribution, Inc. (d/b/a “HempWave”) entered into an amendment to the acquisition agreement entered in February 2019, by which the Company would acquire HempWave by issuing stock in exchange for the shares of HempWave (the “Exchange Agreement”). The amendment includes changes to four provisions of the Exchange Agreement, and are summarized below:

1.	Section A of the Exchange Agreement is amended to provide that instead of the acquisition for $13,000,000 in Company stock, the value of the stock to be issued will be calculated by an independent appraisal;
2.	Section V.02(e) of the Exchange Agreement is amended to clarify that the due diligence investigation conducted by the Company shall include an appraisal of HempWave;
3.	Section V.03(f) of the Exchange Agreement is amended to include a corresponding change to that made in Section V.02(e) of the Exchange Agreement; and
4.	Section VI.01(c) of the Exchange Agreement is amended to extend the period for the completion of due diligence and to effect the acquisition from July 31, 2019 to January 3, 2020.

Item 9.01 Financial Statements and Exhibits

10.6	Amendment to Exchange Agreement between Celexus, Inc. and Bio Distribution, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2019

Celexus, Inc.

/s/ David Soto

David Soto, President

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